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                                                              [EXHIBIT 11(A)(5)]

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                         THE MULTICARE COMPANIES, INC.
                                       AT
                               $28 NET PER SHARE
                                       BY
                      GENESIS ELDERCARE ACQUISITION CORP.

                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                            GENESIS ELDERCARE CORP.
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON WEDNESDAY, JULY 18, 1997, UNLESS THE OFFER IS EXTENDED.

   To Our Clients:

          Enclosed for your consideration is an Offer to Purchase dated June 20, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Genesis ElderCare Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Genesis ElderCare Corp., a Delaware corporation (the "Parent"), to purchase all of the outstanding shares of Common Stock, $.01 par value per share (the "Shares"), of The Multicare Companies, Inc., a Delaware corporation (the "Company"), at a purchase price of $28.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C., the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in
   Section 3 of the Offer to Purchase.

          WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

          We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

          Your attention is directed to the following:

          1. The tender price is $28.00 per share, net to the seller in cash without interest thereon.

          2.  The Offer is made for all of the outstanding Shares.

          3. The Board of Directors of the Company has approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of Shares and recommends that holders of the Shares accept the Offer and tender their Shares to the Purchaser.

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          4.  The Offer is being made pursuant to an Agreement and Plan of
              Merger, dated as of June 16, 1997 (the "Merger Agreement") by and among the Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, that subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company or any subsidiary of the Company and each Share owned by the Parent, the Purchaser or any other subsidiary of the Parent, which shall be cancelled, and other than Shares, if any, held by stockholders who have properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law) will, by virtue of the Merger and without any action on the part of the holders of the Shares be converted into the right to receive $28.00 in cash, payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share, less any required withholding taxes.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on July 18, 1997, unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer, such number of Shares which constitutes, on a fully-diluted basis, a majority of the voting power on the date of purchase of all securities of the Company entitled to vote generally in the election of directors or in a merger, (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) the receipt by the Purchaser of the proceeds of the financing pursuant to the debt Financing Commitments (as defined in the Offer to Purchase) entered into in connection with the Merger Agreement in order to purchse the Shares pursuant to the Offer and the Merger, refinance all indebtedness of the Company due as a result of the consummation of the Offer or the Merger and to pay related fees and expenses.

          The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Montgomery Securities and Morgan Stanley & Co. Incorporated, the Dealer Managers for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

          If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                         THE MULTICARE COMPANIES, INC.
                                       BY
                      GENESIS ELDERCARE ACQUISITION CORP.

          The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 20, 1997 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Genesis ElderCare Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Genesis ElderCare Corp., a Delaware corporation, to purchase all outstanding shares of Common Stock, $.01 par value per share (the "Shares"), of The Multicare Companies, Inc., a Delaware corporation at a purchase price of $28.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

          This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

               Number of Shares to be
    Tendered*          Shares

                  Dated             SIGN HERE
                                   ,
                  1997

                                   Signature(s)

                               Please Print Name(s)

                                     Address

                          Area Code and Telephone Number

                  Tax, Identification, or Social Security Number

   * Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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